Exhibit 99.1

IASIS Healthcare Announces Third Quarter 2013 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--August 7, 2013--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal third quarter and nine months ended June 30, 2013. On July 18, 2013, IASIS announced the signing of a definitive agreement to sell its Florida operations. Accordingly, the results of the Company’s Florida operations are classified as discontinued operations in the accompanying consolidated financial statements and have been excluded from segment information, consolidated financial and operating data and supplemental consolidated statements of operations information for the fiscal third quarter and nine months ended June 30, 2013 and 2012.

Third Quarter Fiscal 2013

Key Financial & Operating Results

Net revenue for the third quarter totaled $599.1 million, an increase of 3.7% compared to $577.6 million in the prior year quarter. Adjusted EBITDA for the third quarter totaled $68.5 million, compared to $66.3 million in the prior year quarter.

In the third quarter, admissions increased 0.9% and adjusted admissions increased 5.0%, each compared to the prior year quarter. Net patient revenue per adjusted admission in the third quarter increased 0.2% compared to the prior year quarter.

“We are pleased with our third quarter results and believe they highlight our disciplined approach to providing high quality, efficient care in a very dynamic industry,” said IASIS Healthcare President and Chief Executive Officer Carl Whitmer. “We continue to operate in an environment of unprecedented change, to which we are responding by focusing each of our markets on expense management, strategic growth opportunities and managed care initiatives, including population health management and other clinical integration partnerships, to further position our company for long-term success in the new era of healthcare delivery.”

Year-to-Date Fiscal 2013

Key Financial & Operating Results

Net revenue for the first nine months of fiscal 2013 totaled $1.8 billion, an increase of 2.7% compared to $1.7 billion in the prior year period. Adjusted EBITDA for the first nine months of fiscal 2013 totaled $195.8 million, compared to $218.8 million in the prior year period. A comparison of the nine month results to the prior year period is impacted by the following:

  The net favorable impact of certain prior period Medicare related adjustments, which increased net revenue by $9.7 million and adjusted EBITDA by $6.3 million in the prior year period;
  Continued reimbursement pressures in Texas resulted in Medicaid rate reductions and an additional $6.1 million of changes in other related reimbursement estimates associated with the Company’s Houston market in the first nine months of fiscal 2013 that are not expected to recur; and
  Costs and start-up related losses associated with certain long-term strategic investments in the Company’s Houston market totaled $2.9 million.

For the first nine months of fiscal 2013, admissions increased 0.1% and adjusted admissions increased 3.4%, each compared to the prior year period. Net patient revenue per adjusted admission for the first nine months of fiscal 2013 increased 0.2% compared to the prior year period. Excluding the impact of the net favorable Medicare related adjustments in the prior year period, net patient revenue per adjusted admission for the first nine months of fiscal 2013 increased 1.0% compared to the adjusted prior year period.

Cash Flow Analysis

Cash flows provided by operations for the first nine months of fiscal 2013 totaled $10.2 million, compared to $18.8 million in the prior year period. Cash flows provided by operations in the first nine months of fiscal 2013 have been negatively affected by the state of Texas’ delay in funding reimbursement earned by Texas hospitals under certain supplemental reimbursement programs, including disproportionate share and uncompensated care programs, totaling $64.2 million through the end of the Company’s third quarter. Currently, IASIS expects to receive a portion of the funding under these supplemental reimbursement programs during the last quarter of fiscal 2013 and the first quarter of fiscal 2014.

A listen-only simulcast and 30-day replay of IASIS’ third quarter 2013 conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on August 7, 2013. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare, located in Franklin, Tennessee, is a leading provider of high quality, affordable healthcare services in urban and suburban markets. With total annual net revenue of approximately $2.4 billion, IASIS owns and operates 19 acute care hospitals, one behavioral health hospital, several outpatient service facilities, more than 160 physician clinics, and Medicaid and Medicare managed health plans in Arizona and Utah that serve more than 176,000 members. IASIS’ healthcare facilities offer a variety of access points for convenient patient care in numerous regions across the U.S., including: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; five cities in Texas, including Houston and San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock-based compensation, gain (loss) on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Credit agreement adjusted EBITDA reflects adjusted EBITDA as well as certain adjustments to net earnings permitted under the Company’s senior credit agreement. Pro forma adjusted EBITDA reflects credit agreement adjusted EBITDA, as well as certain non-recurring and prior period adjustments. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Management believes credit agreement adjusted EBITDA and pro forma adjusted EBITDA provide additional detail with respect to the Company’s operating performance and ability to service its indebtedness. None of adjusted EBITDA, credit agreement adjusted EBITDA or pro forma adjusted EBITDA should be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from such EBITDA measures are significant components in understanding and assessing financial performance. None of such EBITDA measures should be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Such EBITDA measures may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA, credit agreement adjusted EBITDA and pro forma adjusted EBITDA and reconciling net earnings from continuing operations to such EBITDA measures is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
Net revenue
Acute care revenue before provision for bad debts	$555,413	$504,047	$1,636,836	$1,514,986
Less: Provision for bad debts	(96,090)	(68,744)	(267,014)	(199,952)
Acute care revenue	459,323	435,303	1,369,822	1,315,034
Premium revenue	139,804	142,323	422,059	430,229
Net revenue	599,127	577,626	1,791,881	1,745,263

Costs and expenses
Salaries and benefits (includes stock-based compensation of $947, $2,022, $2,946 and $3,964, respectively)	219,896	204,314	670,286	610,179
Supplies	79,462	75,350	240,724	227,070
Medical claims	116,640	116,366	348,556	349,290
Rentals and leases	13,992	11,857	40,635	34,112
Other operating expenses	106,456	105,484	309,987	317,843
Medicare and Medicaid EHR incentives	(4,827)	–	(11,209)	(8,036)
Interest expense, net	32,771	33,606	99,987	104,076
Depreciation and amortization	24,492	26,345	72,606	78,884
Management fees	1,250	1,250	3,750	3,750
Total costs and expenses	590,132	574,572	1,775,322	1,717,168

Earnings from continuing operations before gain (loss) on disposal of assets and income taxes	8,995	3,054	16,559	28,095
Gain (loss) on disposal of assets, net	481	(240)	649	414

Earnings from continuing operations before income taxes	9,476	2,814	17,208	28,509
Income tax expense (benefit)	3,850	(8,035)	8,016	3,332

Net earnings from continuing operations	5,626	10,849	9,192	25,177
Earnings (loss) from discontinued operations, net of income taxes	(531)	1,012	849	3,436

Net earnings	5,095	11,861	10,041	28,613
Net earnings attributable to non-controlling interests	(1,941)	(1,082)	(3,189)	(5,324)

Net earnings attributable to IASIS Healthcare LLC	$3,154	$10,779	$6,852	$23,289

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	June 30, 2013	Sept. 30, 2012

ASSETS

Current assets
Cash and cash equivalents	$17,856	$48,882
Accounts receivable, net	383,363	356,618
Inventories	56,304	67,650
Deferred income taxes	15,709	19,744
Prepaid expenses and other current assets	137,328	117,851
Assets held for sale	119,132	–
Total current assets	729,692	610,745

Property and equipment, net	1,067,551	1,171,657
Goodwill	816,726	818,424
Other intangible assets, net	26,701	29,161
Other assets, net	66,436	68,498
Total assets	$2,707,106	$2,698,485

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$112,722	$111,928
Salaries and benefits payable	53,192	65,390
Accrued interest payable	10,056	28,034
Medical claims payable	53,801	61,142
Other accrued expenses and other current liabilities	66,442	89,890
Current portion of long-term debt and capital lease obligations	12,710	13,387
Liabilities held for sale	2,963	–
Total current liabilities	311,886	369,771

Long-term debt and capital lease obligations	1,900,144	1,853,107
Deferred income taxes	138,286	120,961
Other long-term liabilities	99,594	104,110

Non-controlling interests with redemption rights	105,657	99,164

Equity
Member’s equity	141,789	141,589
Non-controlling interests	9,750	9,783
Total equity	151,539	151,372
Total liabilities and equity	$2,707,106	$2,698,485

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Nine Months Ended June 30,
	2013	2012
Cash flows from operating activities
Net earnings	$10,041	$28,613
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	72,606	78,884
Amortization of loan costs	5,760	5,495
Stock-based compensation	2,946	3,964
Deferred income taxes	16,338	13,264
Income tax benefit from stock-based compensation	16	6
Income tax benefit from parent company interest	103	427
Fair value change in interest rate hedges	–	(1,410)
Amortization of other comprehensive loss	–	2,057
Gain on disposal of assets, net	(649)	(414)
Earnings from discontinued operations, net	(849)	(3,436)
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(22,880)	(54,357)
Inventories, prepaid expenses and other current assets	(21,628)	(14,294)
Accounts payable, other accrued expenses and other accrued liabilities	(55,578)	(46,944)
Net cash provided by operating activities – continuing operations	6,226	11,855
Net cash provided by operating activities – discontinued operations	3,967	6,960
Net cash provided by operating activities	10,193	18,815

Cash flows from investing activities
Purchases of property and equipment	(79,369)	(73,317)
Cash received for acquisitions, net	3,584	215
Proceeds from sale of assets	83	24
Change in other assets, net	251	2,488
Net cash used in investing activities – continuing operations	(75,451)	(70,590)
Net cash used in investing activities – discontinued operations	(4,318)	(12,310)
Net cash used in investing activities	(79,769)	(82,900)

Cash flows from financing activities
Payment of debt and capital lease obligations	(101,765)	(10,734)
Proceeds from revolving credit facilities	147,000	–
Debt financing costs incurred	(1,024)	(998)
Distributions to non-controlling interests	(5,504)	(6,802)
Cash received for the sale of non-controlling interests	849	–
Cash paid for the repurchase of non-controlling interests	(1,018)	(341)
Other	12	–
Net cash provided by (used in) financing activities	38,550	(18,875)

Change in cash and cash equivalents	(31,026)	(82,960)
Cash and cash equivalents at beginning of period	48,882	147,327
Cash and cash equivalents at end of period	$17,856	$64,367

Supplemental disclosure of cash flow information
Cash paid for interest	$111,687	$117,960
Cash paid (received) for income taxes, net	$2,122	$(10,111)

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended June 30, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$555,413	$–	$–	$555,413
Less: Provision for bad debts	(96,090)	–	–	(96,090)
Acute care revenue	459,323	–	–	459,323
Premium revenue	–	139,804	–	139,804
Revenue between segments	1,940	–	(1,940)	–
Net revenue	461,263	139,804	(1,940)	599,127

Salaries and benefits (excludes stock-based compensation)	212,859	6,090	–	218,949
Supplies	79,422	40	–	79,462
Medical claims	–	118,580	(1,940)	116,640
Rentals and leases	13,597	395	–	13,992
Other operating expenses	100,463	5,993	–	106,456
Medicare and Medicaid EHR incentives	(4,827)	–	–	(4,827)
Adjusted EBITDA	59,749	8,706	–	68,455

Interest expense, net	32,771	–	–	32,771
Depreciation and amortization	23,463	1,029	–	24,492
Stock-based compensation	947	–	–	947
Management fees	1,250	–	–	1,250
Earnings from continuing operations before gain on disposal of assets and income taxes	1,318	7,677	–	8,995
Gain on disposal of assets, net	481	–	–	481
Earnings from continuing operations before income taxes	$1,799	$7,677	$–	$9,476
	For the Quarter Ended June 30, 2012
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$504,047	$–	$–	$504,047
Less: Provision for bad debts	(68,744)	–	–	(68,744)
Acute care revenue	435,303	–	–	435,303
Premium revenue	–	142,323	–	142,323
Revenue between segments	1,764	–	(1,764)	–
Net revenue	437,067	142,323	(1,764)	577,626

Salaries and benefits (excludes stock-based compensation)	196,929	5,363	–	202,292
Supplies	75,278	72	–	75,350
Medical claims	–	118,130	(1,764)	116,366
Rentals and leases	11,507	350	–	11,857
Other operating expenses	100,229	5,255	–	105,484
Adjusted EBITDA	53,124	13,153	–	66,277

Interest expense, net	33,606	–	–	33,606
Depreciation and amortization	25,469	876	–	26,345
Stock-based compensation	2,022	–	–	2,022
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before loss on disposal of assets and income taxes	(9,223)	12,277	–	3,054
Loss on disposal of assets, net	(240)	–	–	(240)
Earnings (loss) from continuing operations before income taxes	$(9,463)	$12,277	$–	$2,814

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Nine Months Ended June 30, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$1,636,836	$–	$–	$1,636,836
Less: Provision for bad debts	(267,014)	–	–	(267,014)
Acute care revenue	1,369,822	–	–	1,369,822
Premium revenue	–	422,059	–	422,059
Revenue between segments	5,334	–	(5,334)	–
Net revenue	1,375,156	422,059	(5,334)	1,791,881

Salaries and benefits (excludes stock-based compensation)	649,720	17,620	–	667,340
Supplies	240,582	142	–	240,724
Medical claims	–	353,890	(5,334)	348,556
Rentals and leases	39,443	1,192	–	40,635
Other operating expenses	292,488	17,499	–	309,987
Medicare and Medicaid EHR incentives	(11,209)	–	–	(11,209)
Adjusted EBITDA	164,132	31,716	–	195,848

Interest expense, net	99,987	–	–	99,987
Depreciation and amortization	69,510	3,096	–	72,606
Stock-based compensation	2,946	–	–	2,946
Management fees	3,750	–	–	3,750
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(12,061)	28,620	–	16,559
Gain on disposal of assets, net	649	–	–	649
Earnings (loss) from continuing operations before income taxes	$(11,412)	$28,620	$–	$17,208
	For the Nine Months Ended June 30, 2012
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$1,514,986	$–	$–	$1,514,986
Less: Provision for bad debts	(199,952)	–	–	(199,952)
Acute care revenue	1,315,034	–	–	1,315,034
Premium revenue	–	430,229	–	430,229
Revenue between segments	5,213	–	(5,213)	–
Net revenue	1,320,247	430,229	(5,213)	1,745,263

Salaries and benefits (excludes stock-based compensation)	589,768	16,447	–	606,215
Supplies	226,885	185	–	227,070
Medical claims	–	354,503	(5,213)	349,290
Rentals and leases	32,981	1,131	–	34,112
Other operating expenses	300,741	17,102	–	317,843
Medicaid EHR incentives	(8,036)	–	–	(8,036)
Adjusted EBITDA	177,908	40,861	–	218,769

Interest expense, net	104,076	–	–	104,076
Depreciation and amortization	76,208	2,676	–	78,884
Stock-based compensation	3,964	–	–	3,964
Management fees	3,750	–	–	3,750
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(10,090)	38,185	–	28,095
Gain on disposal of assets, net	414	–	–	414
Earnings (loss) from continuing operations before income taxes	$(9,676)	$38,185	$–	$28,509

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
Consolidated Hospital Facilities (1)
Number of acute care hospital facilities at end of period	16	15	16	15
Licensed beds at end of period	3,804	3,704	3,804	3,704
Average length of stay (days)	5.1	5.0	5.1	4.9
Occupancy rates (average beds in service)	49.7%	50.1%	50.6%	50.5%
Admissions	27,155	26,920	82,643	82,597
Percentage change	0.9%		0.1%
Adjusted admissions	48,175	45,871	143,750	139,071
Percentage change	5.0%		3.4%
Patient days	138,108	134,251	421,159	407,102
Adjusted patient days	245,015	228,761	732,569	685,447
Outpatient revenue as a percentage of gross patient revenue	43.6%	41.3%	42.5%	40.6%

(1) Excludes the Company’s Florida operations, which are now reflected in discontinued operations.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012	2013
Consolidated Results
Net earnings from continuing operations	$5,626	$10,849	$9,192	$25,177	$11,780
Add:
Interest expense, net	32,771	33,606	99,987	104,076	133,902
Income tax expense (benefit)	3,850	(8,035)	8,016	3,332	8,556
Depreciation and amortization	24,492	26,345	72,606	78,884	97,639
Stock-based compensation	947	2,022	2,946	3,964	9,059
Loss (gain) on disposal of assets, net	(481)	240	(649)	(414)	(2,477)
Management fees	1,250	1,250	3,750	3,750	5,000
Adjusted EBITDA	68,455	66,277	195,848	218,769	263,459
Savings related to strategic hospital cost initiatives	1,037	–	10,941	–	16,650
Costs savings associated with the restructuring of physician operations	89	–	1,862	–	2,800
Facilities opening and project start-up costs	–	–	1,842	–	3,988
Severance and other non-recurring restructuring costs	771	457	2,578	2,069	2,828
Acquisition related costs	347	394	1,104	652	2,106
Other items	28	(61)	259	932	830
Credit agreement adjusted EBITDA (1)	70,727	67,067	214,434	222,422	292,661
Non-recurring and prior period adjustments (2) (3)	–	–	6,102	(6,286)	1,445
Pro forma adjusted EBITDA (4)	$70,727	$67,067	$220,536	$216,136	$294,106
(1)	Includes adjustments allowed under the Company’s senior credit agreement.
(2)	Reflects non-recurring changes in reimbursement estimates in the nine months and twelve months ended June 30, 2013.
(3)	Reflects the net favorable impact of certain prior period Medicare related adjustments during the nine months ended June 30, 2012.
(4)	Reflects credit agreement adjusted EBITDA, plus the impact of certain non-recurring and prior period adjustments.

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Michele M. Simpson, 615-467-1255
VP, Corporate Communications